                         SHURGARD STORAGE CENTERS, INC.
        EXHIBIT (11.1) - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE



Primary Net Income Per Common                                      Year Ended                    Year Ended
-----------------------------
and Common Equivalent Share                                      Dec. 31, 1994                 Dec. 31, 1995
-----------------------------                                    -------------                 -------------
     Net income                                                  $ 17,821,000                  $  29,572,000
                                                                 -------------                 -------------
     Weighted average common and common
          equivalent shares outstanding:

          Weighted average common
           shares outstanding                                      16,983,887                     20,661,218

          Net effect of dilutive stock options -
          based on treasury stock method
          using average market price (1)                                                              14,138
                                                                -------------                  --------------

          Total                                                   $16,983,887                    $20,675,356
                                                                -------------                  --------------
                                                                -------------                  --------------

     Primary earnings per common and common
          equivalent share                                              $1.05                          $1.43
                                                                -------------                  --------------
                                                                -------------                  --------------

     (1) No adjustment has been made in 1994 as the option price exceeded the market price of the Company's stock for substantially all of the fourth quarter of 1994.




Fully-diluted Net Income Per Common                               Year Ended                    Year Ended
-----------------------------------
and Common Equivalent Share                                      Dec. 31, 1994                 Dec. 31, 1995
-----------------------------------                              -------------                 -------------
     Net income                                                  $ 17,821,000                  $  29,572,000
                                                                 -------------                 -------------
     Weighted average common and common
          equivalent shares outstanding:

          Weighted average common
           shares outstanding                                      16,983,887                     20,661,218

          Net effect of dilutive stock options -
          based on treasury stock method
          using average market price (1)                                                              34,516
                                                                 --------------                -------------
          Total                                                  $ 16,983,887                  $  20,695,734
                                                                 ---------------               --------------
                                                                 ---------------               --------------
     Primary earnings per common and common
          equivalent share                                              $1.05                          $1.43
                                                                 ---------------               --------------
                                                                 ---------------               --------------

(1) No adjustment has been made in 1994 as the option price exceeded the market price of the Company's stock for substantially all of the fourth quarter of 1994.